Exhibit 99.1

NOTICE OF GRANT

OF INCENTIVE STOCK OPTIONS

AND GRANT OF NON-QUALIFIED STOCK OPTIONS

AND AWARD AGREEMENT

[Date]

First MI Last

The Compensation and Development Committee of the Burlington Northern Santa Fe Board of Directors has awarded you a grant of Incentive Stock Options (ISOs) and a grant of Non-Qualified Stock Options (NQSOs) as follows:

Date of Grant:

Expiration Date:

Option Price:

Total Number of ISOs:

Total Number of NQSOs:

By accepting this award, you and BNSF agree that these stock options are granted under and governed by the terms and conditions of the BNSF 1999 Stock Incentive Plan and this Award Agreement, including the attached terms and conditions. You may also receive future stock option grants pursuant to the BNSF 1999 Stock Incentive Plan, and your acceptance below indicates your agreement to abide by the Plan and the terms and conditions for those future grants as well as this grant. By accepting below, you also attest that you were a salaried employee on the date of grant, [ Date ].

To accept your stock option award, please click the button below. You will receive immediate confirmation of your award acceptance.

Employee Signature on File	Date and time stamp

Executive Vice President Law & Government Affairs and Secretary

Burlington Northern Santa Fe Corporation